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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



           We consent to the incorporation by reference in the Prospectus included in this Registration Statement on Form S-4 of Ocwen Asset Investment Corp. of: (a) our report, dated January 26, 1998, incorporated by reference in the December 31, 1997 Annual Report on Form 10-K of Ocwen Asset Investment Corp.; (b) our report dated June 3, 1998 on the 225 Bush Street Property included in the Current Report on Form 8-K/A of Ocwen Asset Investment Corp. filed on June 12, 1998; (c) our reports: (i) dated July 23, 1998 on the 841 Prudential Drive Property; (ii) dated June 26, 1998 on the 450 Sansome Street Property; (iii) dated June 19, 1998 on the Cortez Plaza Property; and (iv) dated June 23, 1998 on the Bayers Road Shopping Centre Property, all included in the Current Report on Form 8-K/A of Ocwen Asset Investment Corp. filed on September 15, 1998. We also consent to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."


/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
September 22, 1998